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                                                                Exhibit 10.13


                     AMENDED AND RESTATED STOCK OPTION PLAN
                                       OF
                               MSN HOLDINGS, INC.

PREAMBLE. The Board of Directors of MSN Holdings, Inc. (the "Company") and the Compensation Committee of the Company's Board of Directors have adopted this Stock Option Plan effective January 1, 1999, as amended effective January 1, 2000 and February 27, 2001.

1.   PURPOSE.

     The purpose of this Stock Option Plan (the "Plan") is to (a) give officers, executive personnel, selected consultants and employees (collectively, "Key Persons") of the Company and its subsidiaries an opportunity to acquire shares of the Common Stock of the Company, $.01 par value (the "Common Stock"), (b) provide an incentive for Key Persons to continue to promote the best interests of the Company and its subsidiaries, (c) enhance the long-term performance of the Company and its subsidiaries, and (d) provide an incentive for Key Persons to join or to remain employees of the Company or its subsidiaries.

2.   ADMINISTRATION.

     (a) BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors of the Company (the "Board") which, to the extent it determines, may delegate its powers to administer the Plan (other than its powers under Section 11(c)) to a committee of directors (the "Committee") appointed by the Board and composed of not less than two members of the Board. If the Board appoints a Committee, references to the Board (except in Section 11(c)) shall be deemed to refer to the Committee.

     (b) POWERS. Within the limits of the express provisions of the Plan, the Board shall determine: (i) the Key Persons to whom awards shall be granted, (ii) the time or times at which awards shall be granted, (iii) the form and amount of the awards, and (iv) the limitations, restrictions and conditions applicable to each award, including conditions (if any) based on achievement of performance goals and/or future service requirements. In making its determinations, the Board may take into account the nature of the services rendered, the present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Board in its discretion deems relevant.

     (c) INTERPRETATIONS. Subject to the express provisions of the Plan, the Board may (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to it, (iii) determine the terms and provisions of the awards and (iv) make all other determinations it deems necessary or advisable for the administration of the Plan.

     (d) DETERMINATIONS. The determinations of the Board on all matters regarding the Plan shall be conclusive. A member of the Board shall only be liable for an action taken or determination made in bad faith.

     (e) NON-UNIFORM DETERMINATIONS. The Board's determinations under the Plan, including

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determinations as to the persons to receive awards, the terms and provisions of each award and the agreements evidencing the awards, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

3.   AWARDS UNDER THE PLAN.

     (a) TYPE OF AWARD. Awards under the Plan may be granted in the following forms: (i) Incentive Stock Options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code, as described in Section 4 or (ii) Non-Qualified Stock Options. (ISOs and Non-Qualified Stock Options are collectively referred to as "Stock Options.")

     (b) MAXIMUM LIMITATIONS. The aggregate number of shares of Common Stock available for grant under the Plan is 375,000, subject to adjustment pursuant to
Section 7. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. If, prior to the end of the period during which Stock Options may be granted under the Plan, any Stock Option under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised in whole or in part for any reason, the number of shares previously subject to that Stock Option (or the unexercised, terminated, forfeited or unearned portion of it) shall be added to the remaining number of shares of Common Stock available for grant as a Stock Option under the Plan, including a grant to a former holder of the Stock Option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to the former Stock Option.

4.   STOCK OPTIONS CONDITIONS.

     Stock Options may be granted under the Plan for the purchase of shares of Common Stock. Stock Options shall be in such form and upon such terms and conditions as the Board shall from time to time determine, subject to the following:

     (a) OPTION PRICE. The option price (the "Option Price") of each Stock Option to purchase Common Stock shall be determined by the Board, but the Option Price for each ISO shall not be less than 100% of the Fair Market Value (as defined in Section 11(i)) of the Common Stock subject to the ISO on the date of grant. If the optionee, at the time an ISO is granted to the optionee, owns more than 10% of the total combined voting power of all classes of the stock of the Company or of a parent or subsidiary (a "10% Stockholder"), the Option Price of each ISO to purchase Common Stock granted to the 10% Stockholder shall not be less than 110% of the Fair Market Value of the Common Stock subject to the ISO on the date of grant.

     (b) TERM OF OPTIONS. No Stock Option shall be exercisable after the date ten years and one day after the date the Stock Option is granted. No ISO granted to a 10% Stockholder shall be exercisable after the date five years and one day after the date the ISO is granted.

     (c) EXERCISABILITY OF OPTIONS. Stock Options shall become exercisable at rates per year of the Stock Options granted to each grantee as determined by the Board or the Committee as the case may be. The number of Stock Options that may become exercisable per year for each Key


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Person may not exceed $100,000 divided by the Option Price.

     (d) CONDITIONS OF GRANT. As a condition to the grant of a Stock Option, the Board may require a Key Person who receives a Stock Option to enter into one or more of the following agreements with the Company on or prior to the date of grant of the Option (or, with respect to the Stockholders' Agreement, upon exercise of a Stock Option):

            (i) Confidentiality and Non-Competition Agreement with the Company and its subsidiaries which shall remain effective during the Key Person's employment and for two years after the termination of employment of an employee/recipient or such other date as the Board determines for other recipients.

            (ii) The Stockholders' Agreement effective June 1, 1998, as amended (the "Stockholders Agreement"), among the Company, the persons named as parties to the Stockholders' Agreement and the persons executing a Joinder Agreement relating to the Stockholders' Agreement.

            (iii) An Incentive Stock Option Agreement or a Non-Qualified Stock Option Agreement, as the case may be, in a form prescribed by the Company, reflecting the terms and conditions of the grant of the Stock Options.

If the Key Person fails to enter into any of the agreements requested by the Board, no Stock Options shall be granted to the Key Person, and the number of shares of Common Stock that would have been subject to the Stock Option shall be added to the remaining shares of Common Stock available for grant as Stock Options under the Plan.

5.   PROVISIONS APPLICABLE TO STOCK OPTIONS.

     (a) EXERCISE. Stock Options shall be subject to terms and conditions, be exercisable at such time or times, and be evidenced by a Stock Option Agreement as the Board shall determine. These determinations shall not be inconsistent with other provisions of the Plan.

     (b) MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK. Stock Options may be exercised by an optionee by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Stock Option is being exercised (which for Stock Options granted after January 1, 2000, shall not be less than all of such presently exercisable Stock Options held by the optionee) and tendering the Option Price for the shares. Payment for the Common Stock issuable shall be made in full in cash or by certified check or, if the Board in its sole discretion agrees, (i) fully or partially in shares of Common Stock of the Company or (ii) by a cashless exercise procedure if one has been established by the Board. If the Option Price is paid wholly in shares, the number of shares of Common Stock required to be delivered to the Company to pay for the shares of Common Stock being acquired by the exercise of the Stock Option shall be determined by (1) multiplying the Option Price per share by the number of shares for which the Stock Option is being exercised and (2) dividing the product by the Fair Market Value per share of the Common Stock on the date of exercise. As soon as reasonably practicable after the exercise, a certificate registered in the name of the


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optionee representing shares of Common Stock purchased shall be delivered to the optionee.

     (c) STOCK OPTIONS OF TERMINATING EMPLOYEES. Stock Options held by an optionee whose employment with the Company is terminated for any reason (including death, disability or otherwise), may, in the sole discretion of the Board, be required to be surrendered and terminated in exchange for a cash payment to the optionee (or to a deceased optionee's estate) equal to the product of (i) the number of the exercisable options held by the optionee and
(ii) the difference between the Option Price and the Fair Market Value of the Common Stock subject to the exercisable options as of the date of the optionee's termination. If the Board elects to redeem the optionee's Stock Options in this manner, it shall notify the optionee (or a deceased optionee's estate) within 10 days after the termination of the optionee's employment and shall make payment to the optionee (or the optionee's estate, as applicable) within 60 days after the termination of the optionee's employment with the Company.

6.   TRANSFERABILITY.

     No Stock Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Stock Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option, or levy of attachment or similar process upon a Stock Option not specifically permitted in this Plan shall be null and void and without effect. Subject to Section 5(c) above, a Stock Option may only be exercised by a Key Person during his or her lifetime or, pursuant to Section 10(c), by his or her estate or the person who acquires the right to exercise the Stock Option upon the optionee's death by bequest or inheritance.

7.   ADJUSTMENT PROVISIONS.

     The aggregate number of shares of Common Stock with respect to which Stock Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Stock Option, and the Option Price per share of each Stock Option may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section shall be made according to the sole discretion of the Board, and its decisions shall be binding and conclusive.

8.   DISSOLUTION, MERGER AND CONSOLIDATION.

     If all unexercised Stock Options will terminate as of the effective date (the "Termination Effective Date") of a merger or other transaction in which the Company is not the survivor or on the dissolution of the Company (a "Company Terminating Event"), all Stock Options shall expire as of the Termination Effective Date. The Board shall give written notice of this event to each optionee at least 30 days prior to the Termination Effective Date. During the period from receipt


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of this notice to the Termination Effective Date, each optionee shall have a right to exercise all unexercised Stock Options without regard to installment exercise limitations, but subject to the $100,000 per year limitations contained in Section 4(c). Unless sooner expired pursuant to Section 10(b) or (c), each Stock Option shall be exercisable after receipt of the written notice and prior to the Termination Effective Date.

     If (i) an agreement is entered pursuant to which more than 50% of the outstanding voting securities of the Company will be owned by a person or persons other than Robert Adamson, Patricia G. Donohoe, Kevin S. Little, Chisholm Partners III, L.P., Fleet Equity Partners VI, L.P., Fleet Venture Resources, Inc., Kennedy Plaza Partners, Piper Jaffray Healthcare Fund II, L.P., and Piper Jaffray Healthcare Fund III, L.P. and each of their respective affiliates (or any of them) and (ii) within one year after consummation of the transactions contemplated by such agreement, (A) the Plan is terminated, (B) the Company's principal place of business is located more than 50 miles from the location of its principal place of business on the date of consummation of the transactions contemplated by such agreement or (C) the applicable optionee is terminated by the Company without cause (a "Change in Control Event"), each optionee shall have a period of 30 days after the date of the Change in Control Event (the "Change in Control Date") to exercise all unexercised Stock Options without regard to installment exercise and performance limitations, but subject to the second sentence of Section 4(c). Unless sooner expired pursuant to
Section 10(b) or (c), each Stock Option shall be exercisable after the date of the Change in Control Event and prior to the Change in Control Date.

9.   PLAN EFFECTIVE DATE AND CONDITIONS SUBSEQUENT TO EFFECTIVE DATE.

     The Plan became effective as of January 1, 1999. No grant or award shall be made under the Plan after December 31, 2008. The Plan and all Stock Options granted under the Plan prior to December 31, 2008 shall remain in effect and be subject to adjustment and amendment until the Stock Options have been satisfied or terminated in accordance with the terms of the respective grants, awards and related agreements.

10.  TERMINATION OF STOCK OPTIONS.

     (a) Each Stock Option shall, unless sooner expired pursuant to Section 10(b) or (c), expire on the first to occur of (1) the date one day after the tenth anniversary of the date of its grant or (2) the expiration date set forth in the applicable Stock Option Agreement.

     (b) In the case of an employee of the Company, all Stock Options granted to the employee shall expire on the first to occur of the applicable date set forth in paragraph (a) above and the date on which the employment of the employee with the Company or any of its subsidiaries terminates for any reason other than death or disability. Upon receipt of notice of termination of employment, whether written or oral, an optionee/employee shall not thereafter have the right to exercise any Stock Options. The Board, in its sole discretion, by written notice given to a former employee, may pursuant to the provisions of
Section 5(c) of this Plan redeem the exercisable Stock Options of the former employee, or may permit the former


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employee to exercise exercisable Stock Options during a period following his or her termination of employment, which period shall not exceed 90 days. In no event, however, may the Board permit a former employee to exercise an exercisable Stock Option after the expiration date contained in the Stock Option Agreement evidencing the Stock Option. If the Board permits a former employee to exercise exercisable Stock Options during a period following his or her termination of employment pursuant to the preceding provisions, the Stock Options shall, to the extent unexercised, expire on the date that the former employee violates (as determined solely by the Board) any confidentiality agreement, covenant not to compete or nonsolicitation agreement in effect between the Company or any of its subsidiaries and the former employee.

     (c) Subject to the right of the Board to redeem the employee's Stock Options as provided in Section 5(c) of the Plan, if the employment of an employee with the Company terminates by reason of disability (as determined by the Board consistent with Section 422 of the Internal Revenue Code), the employee's Stock Options shall expire on the first to occur of the date set forth in Section 10(a) or six months after the termination of employment. Subject to the right of the Board to redeem the employee's Stock Options as provided in Section 5(c) of the Plan, if an employee dies while employed with the Company or any of its subsidiaries or dies within six months (or six months if the employee is disabled) after the termination of employment, the employee's Stock Options shall expire on the first to occur of the date set forth in
Section 10(a) or six months after the date of the employee's death.

11.  MISCELLANEOUS.

     (a) LOCAL AND OTHER REQUIREMENTS. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including the Securities Act of 1933. Certificates for shares of Common Stock issued upon the exercise of Stock Options may bear a restrictive legend if the Board deems it appropriate.

     (b) NO OBLIGATION TO EXERCISE OPTIONS. The granting of a Stock Option shall impose no obligation upon an optionee to exercise the Stock Option.

     (c) TERMINATION AND AMENDMENT OF PLAN. The Board, without further action on the part of the Stockholders of the Company, may from time to time alter, amend or suspend the Plan or any Stock Option granted under the Plan or may at any time terminate the Plan, except that, unless approved by the Stockholders, the Board may not (except to the extent provided in Section 7): (i) change the total number of shares of Common Stock available for grant under the Plan; (ii) extend the duration of the Plan; (iii) increase the maximum term of Stock Options; or
(iv) change the class of persons eligible to be granted Stock Options under the Plan. No action taken by the Board under this Section may materially and adversely affect any outstanding Stock Option without the consent of the holder.

     (d) APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Stock Options will be used for general corporate purposes.

     (e) WITHHOLDING TAXES. Upon the exercise of a Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of the certificate or certificates for shares of Common Stock. In lieu thereof, the Company shall have the right to retain, or sell to other


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persons without notice to the optionee, a sufficient number of shares of
Common Stock to cover the amount required to be withheld. Under the Plan, whenever payments are to be made by the Company in cash or by check, these payments shall be net of all amounts needed to satisfy all federal, state and local withholding tax requirements.

     (f) RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer on any Key Person or other optionee the right to continue in the employ of the Company or any of its subsidiaries or affect any right that the Company or any of its subsidiaries may have to terminate the employment of the Key Person or other optionee.

     (g) RIGHTS AS A STOCKHOLDER. No optionee shall have any rights or privileges as a stockholder unless and until certificates for shares of Common Stock are issued to that person.

     (h) LEAVES OF ABSENCE AND DISABILITY. The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or any disability of any employee/optionee. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and
(ii) the impact, if any, of any such leave of absence on awards under the Plan already made to any employee/optionee who takes such leave of absence.

     (i) FAIR MARKET VALUE. Whenever the Fair Market Value of Common Stock is to be determined under the Plan as of a given date, the Fair Market Value shall be:

            (i) If the Common Stock is traded on the over-the-counter market, the mean between the bid and the asked price for the Common Stock at the close of trading for such date;

            (ii) If the Common Stock is listed on a national securities exchange, or is traded on the NASDAQ National Market System or the NASDAQ Small Cap Market, the closing price of the Common Stock on the Composite Tape or as otherwise officially reported for such date; and

            (iii) If the Common Stock is not traded on the over-the-counter market, the NASDAQ National Market System, the NASDAQ Small Cap Market or listed on a national securities exchange, the value that the Board, in good faith, determines.

     (j) NOTICES. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (i) on the date it is personally delivered to the Secretary of the Company at its principal executive office or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at the Company's principal executive office; and shall be deemed delivered to an optionee (i) on the date it is personally delivered to the optionee or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the optionee at the last address shown for the optionee on the records of the Company.

     (k) APPLICABLE LAW. All questions pertaining to the validity, construction and administration of the


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Plan and Stock Options shall be determined in conformity with the laws of the
State of Delaware.

     (l) ELIMINATION OF FRACTIONAL SHARES. If any provision of the Plan requires a computation of the number of shares of Common Stock subject to a Stock Option and the number computed is not a whole number, the number shall be rounded down to the next whole number.

     (m) STOCKHOLDERS AGREEMENT. If the Committee makes the execution of the Stockholders Agreement a condition to the grant of an Option or a condition to the exercise of a Stock Option by an optionee, the Company shall be under no obligation to sell or deliver Common Stock under the Plan to an optionee unless the optionee executes the Stockholders Agreement. The Company shall furnish a copy of the required Stockholders Agreement to each optionee required to execute the Stockholders Agreement prior to the time that execution is required.

     Adoption of this Plan was approved by the Company's Board of Directors and Compensation Committee of the Board on December 15, 1998 and the amendments were approved effective as of January 1, 2000 and February 27, 2001.

                               MSN HOLDINGS, INC.



                               By: /s/ Robert Adamson
                                  ---------------------------------------------
                                    Robert Adamson, President and Chief
                                    Executive Officer





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